Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Container Store Group, Inc. 2013 Incentive Award Plan of our report dated September 30, 2013 with respect to the  consolidated financial statements of The Container Store Group, Inc. included in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
November 4, 2013